Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Zentalis Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rules 456(b) and 457(r)	(1) (2)	(1)	(1)
	Equity	Preferred Stock, $0.001 par value per share	Rules 456(b) and 457(r)	(1) (2)	(1)	(1)
	Debt	Debt Securities	Rules 456(b) and 457(r)	(1)	(1)	(1)
	Other	Warrants	Rules 456(b) and 457(r)	(1)	(1)	(1)
	Other	Purchase Contracts	Rules 456(b) and 457(r)	(1)	(1)	(1)
	Other	Units	Rules 456(b) and 457(r)	(1)	(1)	(1)
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o)	$200,000,000	—	$200,000,000	$0.00014760	$29,520
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts				$200,000,000	$29,520
	Total Fees Previously Paid					—
	Total Fee Offsets					$15,068
	Net Fee Due					$14,452
(1)An unspecified number of securities of each identified class is being registered as may from time to time be issued at unspecified prices, including securities that may be issued upon exercise, conversion or exchange. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee relating to the registration of securities hereby other than the registration fee due in connection with $200,000,000 of shares of common stock that may be issued and sole from time to time under the sales agreement prospectus included herein. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).
(2)Includes right to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

Table 2: Fee Offset Claims and Sources

	Registrant Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Zentalis Pharmaceuticals, Inc.	S-3ASR	333-255769	May 4, 2021		$15,068 (3)	Unallocated (Universal) Shelf	(3)	(3)	$140,300,000
Fee-Offset Sources	Zentalis Pharmaceuticals, Inc.	S-3ASR	333-255769		May 4, 2021						$21,480
(3)Attributable to US$140,300,000 of unsold securities that were previously registered under the Registration Statement on Form S-3 (333-255769) on May 4, 2021 (the “Prior Registration Statement”), that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of such unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
3